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                                                                    EXHIBIT 10.3


                   SECOND AMENDED AND RESTATED REVOLVING NOTE

$15,000,000.00                   Dallas, Texas                      May 23, 2002

         FOR VALUE RECEIVED, the undersigned, HORIZON MENTAL HEALTH MANAGEMENT, INC., a Texas corporation ("Borrower") hereby promises to pay to the order of JPMORGAN CHASE BANK ("Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Bank to Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loans, at such office, in like money and funds, for the period commencing on the date of such Loans until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         Borrower hereby authorizes Bank to record in its records the amount of each Loan and Type of Accounts established under each Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; provided, however, that the failure to make such notation with respect to any such Loan or payment shall not limit or otherwise affect the obligations of Borrower under the Credit Agreement or this Revolving Note.

         This Revolving Note is one of the Revolving Notes referred to in the Second Amended and Restated Credit Agreement dated as of May 23, 2002, among Borrower, Horizon Health Corporation, Bank, the other banks and lending institutions named therein and JPMorgan Chase Bank, as agent for Bank and such other banks and lending institutions ("Agents") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences the Loans made by Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of the Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Except for any notices expressly required by the Loan Documents, Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         This Revolving Note is executed in amendment and restatement of (and not in extinguishment or satisfaction of the indebtedness evidenced by) that certain Amended and Restated Revolving Note dated as of November 15, 2000, executed by Borrower pursuant to the Existing Credit Agreement and payable to the order of The Chase Manhattan Bank (the "2000 Note") to the extent the indebtedness evidenced thereby has not been assigned. The 2000 Note was executed in amendment and restatement of all of those certain Term Notes dated as of December 9, 1997 executed by Parent pursuant to the Original Credit Agreement and payable to the order of the

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banks named therein, including The Chase Manhattan Bank, as such notes have been assigned to The Chase Manhattan Bank and assumed by Borrower (collectively, the "1997 Notes" and the 1997 Notes and the 2000 Note, herein the "Prior Notes"). This Revolving Note evidences indebtedness previously evidenced by the Prior Notes. With respect to matters relating to the period prior to the date hereof, all provisions of the Prior Notes are hereby ratified and confirmed and shall remain in full force and effect.


                                        HORIZON MENTAL HEALTH MANAGEMENT, INC.


                                        By: /s/ RONALD C. DRABIK
                                            ------------------------------------
                                            Name:  Ronald C. Drabik
                                            Title: CFO